Fiscal 2013 First Quarter Financial Results Conference Call November 7, 2012 Exhibit 99.2

Safe Harbor Statement
Safe Harbor Statement
Certain statements herein constitute forward-looking statements within the meaning of the Securities
Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. When used herein, words such as “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend”
and similar words or expressions as they relate to the Company or its management constitute forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include those contained under the heading of risk factors and in the management’s discussion and analysis contained from time-to-time in the Company’s filings with the Securities and Exchange
Commission.

• 1
st
Quarter Highlights
• Fiscal 2013 First Quarter Results
• Segmented Operating Results
• Liquidity & Capital Resources
• Pending Acquisition of Onyx
• Outlook
• Q & A
Today’s Agenda
Today’s Agenda

• 14 new business programs with estimated future annualized revenue of
$13.4 million.
• Quarter end sales backlog of approximately $156.1 million, up 6% from the previous quarter and up 7% increase over a year ago.
• Medical business continued sales growth of 2.2% with a gross profit percentage improvement to 14.9% as compared to 13.2% in the prior year quarter.
• The Company’s revolving credit facility was amended and extended in
July 2012.
• Sparton signed a definitive agreement on November 2, 2012 to acquire
Onyx
1
st
Quarter Highlights

Consolidated Financial Results
Consolidated Financial Results
Fiscal 2013 First Quarter
Fiscal 2013 First Quarter
2012 2011
Net Sales $    49,020 $    51,833 $   (2,813)
Gross Profit 7,213 8,344 (1,131)
14.7% 16.1%
Selling and Administrative Expense 5,472 5,411 61
Internal R&D Expense 305 398 (93)
Amortization of intangible assets 102 111 (9)
Other operating expense, net (10) 35 (45)
Operating Income 1,344 2,389 (1,045)
2.7% 4.6%
Income Before Provision For Income Tax 1,401 2,358 (957)
Provision For Income Taxes 448 849 (401)
Net Income $         953 $      1,509 $      (556)
1.9% 2.9%
Income per Share, Basic and Diluted $        0.09 $        0.15 $     (0.06)
($ in 000’s, except per share)
YoY
Variance
(Reported)
Quarter ended Sept 30,

Sales & Gross Margin Results
Sales & Gross Margin Results
Medical
Medical
SEGMENT 2012 % of Total 2011 % Change
Medical $    28,059 57% $    27,460 2%
Complex Systems 12,347 25% 12,560 -2%
DSS 13,206 27% 15,287 -14%
Eliminations (4,592) -9% (3,474) 32%
Totals $    49,020 100% $    51,833 -5%
SEGMENT 2012 GP %  2011 GP %
Medical $       4,194 15% $       3,614 13%
Complex Systems 1,096 9% 1,088 9%
DSS 1,923 15% 3,642 24%
Totals $       7,213 15% $       8,344 16%
($ in 000’s)
3 Months Ended Sept 30,
3 Months Ended Sept 30,
SALES
GROSS MARGIN

Sales & Gross Margin Results
Sales & Gross Margin Results
Complex Systems
Complex Systems
SEGMENT 2012 % of Total 2011 % Change
Medical $    28,059 57% $    27,460 2%
Complex Systems 12,347 25% 12,560 -2%
DSS 13,206 27% 15,287 -14%
Eliminations (4,592) -9% (3,474) 32%
Totals $    49,020 100% $    51,833 -5%
SEGMENT 2012 GP %  2011 GP %
Medical $       4,194 15% $       3,614 13%
Complex Systems 1,096 9% 1,088 9%
DSS 1,923 15% 3,642 24%
Totals $       7,213 15% $       8,344 16%
($ in 000’s)
3 Months Ended Sept 30,
3 Months Ended Sept 30,
SALES
GROSS MARGIN

Sales & Gross Margin Results
Sales & Gross Margin Results
Defense & Security Systems
Defense & Security Systems
SEGMENT 2012 % of Total 2011 % Change
Medical $    28,059 57% $    27,460 2%
Complex Systems 12,347 25% 12,560 -2%
DSS 13,206 27% 15,287 -14%
Eliminations (4,592) -9% (3,474) 32%
Totals $    49,020 100% $    51,833 -5%
SEGMENT 2012 GP %  2011 GP %
Medical $       4,194 15% $       3,614 13%
Complex Systems 1,096 9% 1,088 9%
DSS 1,923 15% 3,642 24%
Totals $       7,213 15% $       8,344 16%
($ in 000’s)
3 Months Ended Sept 30,
3 Months Ended Sept 30,
SALES
GROSS MARGIN

sparton
Empowering your Vision

Outstanding Debt ($ '000)
Debt:Equity Ratio
50,000
25,000
0
0.45
0.4
0.35
0.3
0.25
0.2
0.15
0.1
0.05
0
0.42
22,959
0.03
1,796
1,669
1,637
0.02
0.02
0.02
Jun-09
Jun-10
Jun-11
Jun-12
Sep-12

Liquidity & Capital Resources
Liquidity & Capital Resources
($ in '000)
Sep-11 Dec-11 Mar-12 Jun-12 Sep-12
Cash and equivalents 26,984 30,610 26,682 46,950 43,096
LOC Availability 17,533 17,290 16,469 16,277 16,012
Total 44,517 47,900 43,151 63,227 59,108
($ in '000)
Sep-11 Dec-11 Mar-12 Jun-12 Sep-12
Credit Revolver -         -         -         -         -
IRB (Ohio) 1,766    1,735    1,702    1,669    1,637
Total 1,766    1,735    1,702    1,669    1,637
($ in '000)
Sep-11 Dec-11 Mar-12 Jun-12 Sep-12
Net Inventory 41,816 38,545 39,252 35,102 38,467
Cash Availability
Debt
Inventory

• $43.25 million purchase price, all-cash transaction.
• $50 million of revenue at 18% gross profit (TTM as of June 30, 2012).
• Onyx primarily manufactures devices for OEM and emerging technology companies in the Medical and Industrial markets.
• Strategic implications…
– Regional expansion into the Minneapolis medical device corridor.
– Diversifies our customer base and continues to increase the number of complex sub-assembly and full device programs within Sparton.
– Strong business development pipeline.
– Sparton’s Viet Nam facility is an viable option for Onyx’s customer base.
– Sparton can provide full engineering design capabilities to Onyx’s customers.
Pending Acquisition of Onyx
Pending Acquisition of Onyx

• Implementation of the strategic growth plan
– Continue to gain traction on a nationally focused direct selling effort
– Further leverage Viet Nam as a low cost country alternative and in-region provider
– Maintain our level of investment in internal research & development to commercially extend our product lines
– Continue to enable our engineering workforce to develop new and innovative proprietary solutions for our end markets
– Continue to seek out complementary and compatible acquisitions
• Focus on sustained profitability
– Continue margin improvements in Complex Systems
– Increase capacity utilization
– Improve the working capital turnover rate
– Continue additional improvements in operating performance through lean and quality efforts
• Integration of Onyx
We continue to be optimistic with the outlook that both the second quarter and the remainder of the fiscal year will outpace fiscal 2012 results
Fiscal 2013 Outlook
Fiscal 2013 Outlook

12 Q & A